UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2013

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 25, 2013, consolidated subsidiaries of Skilled Healthcare Group, Inc. (the “Company”) entered into loan agreements and related documentation with Berkadia Commercial Mortgage, LLC that are secured by the real and personal property comprising six of the Company’s affiliated skilled nursing facilities. Each of the loans is insured by the U.S. Department of Housing and Urban Development (HUD). The loans have a combined principal balance of $58.2 million. The loans have an all in interest rate of approximately 5.7%, and amortization terms of 30 to 35 years. The loans contain a prepayment penalty of 10% in year 1, which reduces each year by 100 basis points, until there is no longer a prepayment penalty beginning in year 11. The loans are subject to customary representations, warranties and ongoing covenants and agreements with respect to the operation of the facilities, including the provision for certain maintenance and other reserve accounts with respect to the facilities. A form of the Healthcare Facility Note entered into by each of the three applicable borrower entities with respect to the HUD-insured loans was attached as Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on September 24, 2013. The net loan proceeds of $54.7 million will be used to pay down outstanding term debt in the Company's senior secured credit facility. The Company anticipates that one additional HUD-insured loan that is subject to an outstanding loan commitment, which would be secured by one additional skilled nursing facility in the aggregate amount of $7.8 million, will close before the end of the year, although there can be no assurance that the additional loan will close in that timeframe or at all, or on the terms currently anticipated by the Company.
Forward Looking Statements
This report includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. They include statements about current and contemplated HUD financing opportunities. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of the Company may differ materially from that expressed or implied by such forward-looking statements. There can be no assurance that any future HUD financing will be completed in the timeframe or on the terms anticipated by the Company, or at all. Additionally, the Company faces a number of other risks and uncertainties, including, but not limited to, the factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein) and in the Company’s subsequent reports on Form 10-Q and Form 8-K. Any forward-looking statements are made only as of the date of this report. The Company disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Form of Healthcare Facility Note with respect to HUD-insured loans (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on September 24, 2013)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: September 30, 2013	/s/ Chris Felfe
Chris Felfe
Acting Chief Financial Officer

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